Exhibit 99.1

My Size, Inc. Prices $3.3 Million Underwritten Public Offering of Common Stock

AIRPORT CITY, Israel, March 22, 2021 (GLOBE NEWSWIRE) -- My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ) (TASE: MYSZ), the developer and creator of e-commerce measurement solutions, today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be approximately $3.3 million before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The proposed offering equates to 2,618,532 shares of the Company’s common stock at a price of $1.26 per share. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 15% of the number of shares of common stock offered in the public offering to cover over-allotments, if any, at the public offering price, which would total gross proceeds of approximately $3.8 million. The offering is expected to close on or about March 25, 2021, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole bookrunner for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-251679) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 30, 2020. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

Electronic copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About My Size, Inc.

My Size, Inc. (TASE: MYSZ,NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website: www.mysizeid.com. We routinely post information that may be important to investors in the Investor Relations section of our website. Follow us on Facebook, LinkedIn, Instagram, and Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the public offering, timing, the amount and anticipated use of proceeds. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections, including, without limitation, market and other conditions and the satisfaction of customary closing conditions. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

U.S. Press Contact:
Strauss Communications
joel@strausscomms.com
www.strausscomms.com

IR Contact:
Or Kles, CFO
ir@mysizeid.com

SOURCE My Size Inc.

Related Links
http://mysizeid.com/